SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2022

CATALYST PARTNERS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40419	98-1583476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 University Road Cambridge, Massachusetts 02138
(Address of principal executive offices, including zip code)

(617) 234-7000 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-fifth of one redeemable warrant	CPARU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the Units	CPAR	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the Units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	CPARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 29, 2022, Catalyst Partners Acquisition Corp. (the “Company”) and Goldman Sachs & Co. LLC (“Goldman Sachs”), as representative of the underwriters named in Schedule I to the Underwriting Agreement (the “Underwriting Agreement”), dated May 17, 2021, between the Company and Goldman Sachs & Co. LLC, entered into an agreement pursuant to which Goldman Sachs waived all rights to the Deferred Discount (as defined in the Underwriting Agreement). The Deferred Discount was for an amount of approximately $12 million and was owed upon consummation by the Company of an initial business combination. The Company continues to pursue an initial business combination but there is no assurance it will be able to consummate one.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2022	CATALYST PARTNERS ACQUISITION CORP.

	By:	/s/ James I. Cash
	Name:	James I. Cash
	Title:	Chief Executive Officer